CONSENT OF
                  INDEPENDENT CHARTERED ACCOUNTANTS



We consent to the inclusion of our report on the financial statements of EPL Ventures Corp. (a Development Stage Company) as of March 31, 1999 and for the five month period ended then ended and to the reference to it as experts in accounting and auditing relating to said financial statements and under the heading Part II, Item 3 - Changes in and Disagreements with Accountants in the Registration Statement, Form 10-SB for EPL Ventures Corp. dated July 26, 1999.




                                        /s/   Davidson & Company

Vancouver, Canada
                                         Chartered Accountants


July 27, 1999

                             CONSENT OF
                  INDEPENDENT CHARTERED ACCOUNTANTS



We consent to the inclusion of our report on the financial statements of Industrial Rubber Innovations, Inc. (a Development Stage Company) as of March 31, 1999 and for the period from incorporation on November 19, 1998 to March 31, 1999 and to the reference to it as experts in accounting and auditing relating to said financial statements and under the heading
Part II, Item 3 - Changes in and Disagreements with Accountants in the Registration Statement, Form 10-SB for Industrial Rubber Innovations, Inc. dated July 26, 1999.




                                  /s/   Davidson & Company

Vancouver, Canada
                                    Chartered Accountants



July 27, 1999